Exhibit 4.14

resizing AMENDMENT to CO-LENDER AGREEMENT

(HYATT REGENCY HUNTINGTON BEACH RESORT & SPA loan COMBINATION)

This Resizing Amendment, dated as of July 15, 2016 (this “Resizing Amendment”), is made and executed pursuant to Section 18(d) of the Amended and Restated Co-Lender Agreement, dated as of May 10, 2016, initially between Citigroup Global Markets Realty Corp. (“CGMRC”), as initial owner of Note A-1-1, Note A-1-2, Note A-2 and Note A-3, and UBS Real Estate Securities Inc. (“UBSRES”), as initial owner of Note A-4 and Note A-5 (the “Co-Lender Agreement”), in connection with the splitting of Note A-3 into Note A-3-1 and Note A-3-2.

Capitalized terms used in this Resizing Amendment and not otherwise defined herein shall have the meanings given to such terms in the Co-Lender Agreement.

On June 16, 2016, CGMRC sold Note A-1-1 to Citigroup Commercial Mortgage Securities, Inc., which thereafter transferred Note A-1-1 to the trust created in connection with the issuance of the Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1 (the “Series 2016-C1 Certificates”), which trust is the current holder of Note A-1-1 and is the Lead Securitization Trust. As of the date of this Resizing Amendment, CGMRC is the holder of Note A-1-2, Note A-2 and Note A-3. On June 7, 2016, UBSRES sold Note A-4 and Note A-5 to Bank of America Merrill Lynch Commercial Mortgage Inc., which immediately transferred Note A-4 and Note A-5 to the trust created in connection with the issuance of the Bank of America Merrill Lynch Commercial Mortgage Trust 2016-UBS10, Commercial Mortgage Pass-Through Certificates, Series 2016-UBS10, which trust is the current holder of Note A-4 and Note A-5.

Pursuant to Section 18(d) of the Co-Lender Agreement, Wells Fargo Bank, National Association (“Wells Fargo”), in its capacity as Master Servicer under the Lead Securitization Servicing Agreement (i.e. the Pooling and Servicing Agreement dated as of May 1, 2016 and relating to the issuance of the Series 2016-C1 Certificates), is authorized to execute this Resizing Amendment on behalf of the current holders of the Notes in connection with the Resizing (as defined below).

Section 1. Notification of Resizing. CGMRC hereby notifies Wells Fargo, in its capacity as Master Servicer under the Lead Securitization Servicing Agreement, that, as of July 15, 2016, in accordance with, and pursuant to, Section 18(d) of the Co-Lender Agreement, Note A-3 in the original principal amount of $40,000,000 has been split and severed into two (2) pari passu promissory notes (the “Resizing”), represented by (i) that certain Replacement Promissory Note (Note A-3-1) in the principal amount of $20,000,000 (“Note A-3-1”), and (ii) that certain Replacement Promissory Note (Note A-3-2) in the principal amount of $20,000,000 (“Note A-3-2”), which replacement promissory notes constitute New A-3 Notes under the Co-Lender Agreement.

Section 2. Satisfaction of Resizing Conditions. CGMRC hereby certifies that the conditions set forth in clauses (i) through (iv) of Section 18(d) of the Co-Lender Agreement have been satisfied with respect to the New A-3 Notes.

Section 3. Amendment of Co-Lender Agreement. The Co-Lender Agreement is hereby amended as follows in connection with the Resizing:

(i) The definition of “Note A-3”, in the Co-Lender Agreement, shall hereafter refer to each of Note A-3-1 and Note A-3-2. Any other defined terms in the Co-Lender Agreement that relate to Note A-3 shall be construed in a manner correlative with the foregoing.

(ii) Any and all provisions in the Co-Lender Agreement that set forth the rights and obligations of Note A-3 and the holder(s) thereof shall be construed to apply to each of Note A-3-1 and Note A-3-2 and their respective holders, severally and not collectively.

(iii) Any payments, collections, costs, expenses, liabilities or other amounts allocable to the Notes and the Holders pursuant to the Co-Lender Agreement shall be allocable to Note A-3-1 and Note A-3-2 and their respective Holders on a pari passu and pro rata basis with the other Notes subject to the Co-Lender Agreement, in accordance with the terms of the Co-Lender Agreement.

(iv) The Mortgage Loan Schedule attached to the Co-Lender Agreement as Exhibit A is hereby deleted in its entirety and replaced with the schedule attached as Exhibit A hereto to reflect the creation of the New A-3 Notes.

Section 4. Effectiveness of Resizing Amendment. This Resizing Amendment shall become effective upon its having been duly executed by Wells Fargo, as Master Servicer under the Lead Securitization Servicing Agreement on behalf of the Holders and acknowledged and accepted by CGMRC with respect to Sections 1 and 2 hereof.

Section 5. Governing Law. This Resizing Amendment and any claim, controversy or dispute arising under or related to this Resizing Amendment, the relationship of the parties to this Resizing Amendment, and/or the interpretation and enforcement of the rights and obligations of the parties to this Resizing Amendment shall be governed by and construed in accordance with the internal laws and decisions of the state of New York, without regard to the choice of law rules thereof (other than section 5-1401 of the New York general obligations law).

Section 6. Counterparts. This Resizing Amendment may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Resizing Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Resizing Amendment.

Section 7. Captions. The titles and headings of the paragraphs of this Resizing Amendment have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Resizing Amendment.

Section 8. Severability. Wherever possible, each provision of this Resizing Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Resizing Amendment shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Resizing Amendment.

Section 9. Continuation of Co-Lender Agreement. Except as amended hereby, the Co-Lender Agreement shall continue to remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Resizing Amendment to be duly executed as of the day and year first above written.

Wells Fargo Bank, National Association, in its capacity as Master Servicer under the Lead Securitization Servicing Agreement, on behalf of the Note A-1-1 Holder, the Note A-1-2 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder

By: /s/Timothy Teague
Name: Timothy Teague
Title: Director

Resizing Amendment to Amended and Restated
Co-Lender Agreement (Hyatt Regency Huntington Beach)

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-3 Holder for purposes of Sections 1 and 2 hereof

By: /s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

Resizing Amendment to Amended and Restated
Co-Lender Agreement (Hyatt Regency Huntington Beach)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A. Description of Mortgage Loan

Borrower:	PCH Beach Resort, LLC
Mortgage Loan Origination Date:	April 27, 2016
Initial Principal Amount of Mortgage Loan:	$200,000,000
Co-Lender Closing Date Mortgage Loan Principal Balance:	$200,000,000
Location of Mortgaged Property:	Huntington Beach, California
Current Use of Mortgaged Property:	Hotel
Mortgage Interest Rate:	Note A-1-1: 5.07% Note A-1-2: 5.07% Note A-2: 5.07% Note A-3-1: 5.07% Note A-3-2: 5.07% Note A-4: 5.07% Note A-5: 5.07%
Maturity Date:	May 1, 2026

B. Description of Notes

Mortgage Loan Origination Date:	April 27, 2016
Initial Note A-1-1 Principal Balance:	$54,000,000
Initial Note A-1-2 Principal Balance:	$6,000,000
Initial Note A-2 Principal Balance:	$40,000,000
Initial Note A-3-1 Principal Balance:	$20,000,000
Initial Note A-3-2 Principal Balance:	$20,000,000
Initial Note A-4 Principal Balance:	$50,000,000
Initial Note A-5 Principal Balance:	$10,000,000
Initial Note A-1-1 Percentage Interest:	100%
Initial Note A-1-2 Percentage Interest:	100%
Initial Note A-2 Percentage Interest:	100%
Initial Note A-3-1 Percentage Interest:	100%
Initial Note A-3-2 Percentage Interest:	100%
Initial Note A-4 Percentage Interest:	100%
Initial Note A-5 Percentage Interest:	100%
Note A-1-1 Interest Rate:	5.07%
Note A-1-2 Interest Rate:	5.07%
Note A-2 Interest Rate:	5.07%
Note A-3-1 Interest Rate:	5.07%
Note A-3-2 Interest Rate:	5.07%
Note A-4 Interest Rate:	5.07%
Note A-5 Interest Rate:	5.07%
Note A-1-1 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-1-1 Interest Rate
Note A-1-2 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-1-2 Interest Rate
Note A-2 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-2 Interest Rate
Note A-3-1 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-3-1 Interest Rate
Note A-3-2 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-3-2 Interest Rate
Note A-4 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-4 Interest Rate
Note A-5 Default Interest Rate:	Lesser of (a) the maximum legal rate or (b) five percent (5%) above the Note A-5 Interest Rate